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                                                         Exhibit 10.2


                        FIRST AMENDMENT TO THE HPSC, INC.
                          EMPLOYEE STOCK OWNERSHIP PLAN


     This First Amendment to the HPSC, Inc. Employee Stock Ownership Plan (the "Plan") is made effective as of January 1, 1993 by HPSC, Inc. (the "Employer"). In accordance with Article XVI, the Employer hereby amends the Plan as follows:

     1.   The following new Section 2.4A is added to Article II:

          2.4A "Change of Control" means the occurrence of an event or events as the result of which (i) the business of the Employer is disposed of by the Employer pursuant to a liquidation, merger in which the Employer is not the surviving corporation, sale of assets or otherwise; or (ii) there is any transfer of the Employer's stock currently pledged to certain banks, to a holder or holders who seek to exercise control over the Employer, including without limitation such banks and their transferee(s); or (iii) a majority of the issued and outstanding shares of the Employer's voting stock is transferred during any two (2) year period to any person (individual or entity) who did not own ten percent (10%) of the Employer's outstanding stock at the beginning of the two
(2) year period; or (iv) during any twelve (12) month period a majority of the members of the Board of Directors in office at the beginning of the period die, resign, are removed from office or are not re-elected.

     2.   Section 2.7 of Article II is deleted and replaced with the following:

          2.7 "Employee" means any individual employed by the Employer, including officers and directors who are employees. "Ineligible Employee" means:
(i) any Employee who is a member of a collective bargaining unit the retirement benefits of which have been the subject of good faith bargaining and (ii) any Employee who is a non-resident alien and who receives no earned income (within the meaning of Code Section 911(d)(2)) from the Employer which constitutes income from sources within the United States (within the meaning of Code Section 861(a)(3)).

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     3.   Paragraphs .01 and .02 of Section 9.4 of Article IX are deleted and replaced with the following:

          .01 BASIC LIMITATION ON CONTRIBUTION ALLOCATIONS. Except as provided below, the "ESOP annual addition" to a Participant's account for any limitation year shall not exceed the lower of: (i) the "basic dollar limit" and (ii) 25% of the Participant's total "415 compensation." Notwithstanding the foregoing, for limitation years beginning after December 31, 1994, if the Participant is a member of the "special ESOP limit Employee group," then the portion of the total allocation to such Participant's account with respect to any Employer contribution that is deductible under Code
     Section 404(a)(9) (and eligible for the special limitations pursuant to Code Section 415(c)(6) and .02 below) shall also not exceed the Participant's pro rata share of the "maximum aggregate ESOP annual addition" for such limitation year. Each such Participant's pro rata share of the "maximum aggregate ESOP annual addition" for a limitation year shall be determined as the proportion that his Compensation for such year bears to the total Compensation of all Participants who are members of the "special ESOP limit Employee group" for such limitation year.

          The terms "ESOP annual addition," "basic dollar limit," "special ESOP limit Employee group" and "maximum aggregate ESOP annual addition" are defined in .03 below. The term "415 compensation" is defined in .05 below. The "limitation year" is defined in Schedule I of the Plan.

          .02 SPECIAL LIMITATION FOR INTEREST PAYMENTS AND FORFEITURES. For limitation years beginning after December 31, 1994, the limitations imposed in .01 above shall not apply to (i) Employer contributions to this Plan which are deductible under Code Section 404(a)(9)(B) and charged against the Participant's account or (ii) forfeitures of Qualifying Employer Securities acquired with the proceeds of a loan as described in Code
     Section 404(a)(9)(A) and allocated under this Plan.

     4. The first paragraph of Section 9.5 of Article IX is deleted and replaced with the following:

     9.5 CONTRIBUTION ALLOCATION LIMITS APPLICABLE TO A COMBINATION OF DEFINED CONTRIBUTION PLANS. If a Participant is also a participant in one or more additional qualified defined contribution plans or welfare benefit funds (as defined in Code Section 419(e)) maintained by the Employer (or its affiliates within the meaning of Code Sections 414(b) or 414(c) (as modified by 415(h)) or 414(m)), the "ESOP annual addition" made to the Participant's account under this Plan shall be limited so that the sum of the "annual additions" made to the Participant's accounts under all such other plans plus

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the "ESOP annual addition" made to the Participant's account under this Plan shall not exceed the limitation set forth in Section 9.4. Amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code
Section 415(l)(1), which is part of a defined benefit plan maintained by the Employer, are treated as annual additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Code Section 419(d)(3), under a welfare benefit fund, as defined in Code
Section 419(e), maintained by the Employer, are treated as annual additions to a defined contribution plan.

     5. Section 15.6 of Article XV is amended by deleting the caption thereof and inserting the following new first paragraph and substitute caption prior to the two existing paragraphs of the Section:

     15.6 IDENTITY OF INITIAL TRUSTEES; RESIGNATION AND REMOVAL OF TRUSTEES; SUCCESSOR TRUSTEES. Until December 31, 1998, the Trustees in office on May 1, 1994 (namely, John Everets and Raymond Doherty), or the designee of each such Trustee, shall be and shall remain the only two Trustees of this Trust (hereinafter, the "Initial Trustees"); provided, however, that (1) each Initial Trustee shall be subject to removal by the Board if and only if legal counsel to the Employer advises the Board (or a court of competent jurisdiction determines in a final order not subject to any further appeal) that such Initial Trustee has committed (and failed to remedy upon notice) material breaches of his fiduciary duties under the Trust and (2) if either Initial Trustee shall cease to serve as Trustee for any reason and has failed seasonably to appoint a designee as his successor Trustee (to serve for so long as such Initial Trustee was to serve as one of the only two Trustees of the Trust and to appoint a designee as his own successor during such period), the remaining Initial Trustee (or his designee) shall appoint the other Initial Trustee's successor. The Board shall appoint the successor Trustee or Trustees to each Initial Trustee (or additional co-Trustees) when the Initial Trustee no longer is

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            entitled to be (or have his designee be) one of the only two
            Trustees of the Trust.

     6. The following new paragraph .07 is added to Section 16.1 of Article XVI and conforming changes are made to paragraphs .05 and .06:

          .07 except as required to comport with changes to the Act, the Code or the rules thereunder, more often than once every six months change the eligibility provisions of the Plan (including without limitation the provisions of Section 2.7, Article VI, and Schedule I, Section 3) or the allocation provisions of the Plan (including without limitation the provisions of Article IX and Schedule I, Section 4).

     7. Paragraph .01 of Section 4.1 of Schedule I is deleted and replaced with the following:

     .01    GENERAL PROVISIONS.

     Any contribution made by the Employer for a Fiscal Year plus any forfeitures allocable for a Fiscal Year shall be allocated among the Participants who are employed by the Employer on the last day of such Fiscal Year and who have completed 150 Hours of Service during such Fiscal Year (or a proportionate number of Hours of Service during any Fiscal Year that is shorter than 12 months). All amounts so allocated shall be credited to the Participants' accounts as of the last day of the Fiscal Year for which the contributions were made and the forfeitures became allocable.

     8. The first paragraph of Section 5.1 of Schedule I is deleted and replaced with the following:

          5.1 VESTED INTEREST. Each Participant shall immediately have a non-forfeitable interest in 100 percent of his account in the Trust Fund on the date that a Change of Control occurs. Prior to the occurrence of a Change of Control, a Participant's vested interest in the Trust Fund shall be a percentage of his account in the Trust Fund based on years of service as follows:

                                *       *       *

     Except as specifically amended hereby, the Plan is hereby reaffirmed in all respects.

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     Signed as a sealed Massachusetts instrument effective on the date stated
above.


                                        HPSC, INC.


                                        By: /s/ John Everets
                                           -------------------------------------
                                           John Everets, Chairman


     By their signatures below, the Initial Trustees of the HPSC, Inc. Employee Stock Ownership Plan hereby consent to the foregoing amendment and all of its terms:


      /s/ John Everets
     -------------------------------------------
     John Everets, as Trustee and not
     Individually




      /s/ Raymond Doherty
     -------------------------------------------
     Raymond Doherty, as Trustee and not
     Individually


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